4KIDS ENTERTAINMENT, INC. SEVERANCE AGREEMENT

THIS AGREEMENT (“Agreement”) dated as of October 14, 2009, is made and entered by and between 4Kids Entertainment, Inc., a New York corporation (“Company”) with offices located at 1414 Avenue of the Americas, New York, NY 10019, 4Kids Entertainment Licensing, Inc. (“Employer") with offices located at 1414 Avenue of the Americas, New York, NY 10019 and Samuel R. Newborn, 1414 Avenue of the Americas, New York, NY 10019 (‘Employee”).

W I T N E S S E TH:

WHEREAS, Employee is employed by Employer and has made and is expected to continue to make contributions to the profitability, growth and financial strength of the Company;

WHEREAS, the Compensation Committee of the Board of Directors of Company has determined that this Agreement be offered to certain key employees to encourage the continued dedication and focus of employees to their assigned duties; and

WHEREAS, in consideration of Employee’s continued employment by Employer, Company desires to provide Employee with certain benefits set forth in this Agreement in the event that a Change in Control (as defined below) occurs while such Employee is employed by Employer and Employee is subject to a Triggering Event (as defined below) or in the event that Employee is terminated by the Company without Cause (as defined below).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Company and the Employees agree as follows:

1. DEFINITIONS.

1.1 “Board” means the Board of Directors of the Company.

1.2 “Cause” means:

(a) Employee's conviction of any act which constitutes a felony under federal, state or local laws; or

(b)  Employee's repeated refusal (other than any failure to perform arising from a physical or mental disability) to act in accordance with the reasonable directions of the Chief Executive Officer or Board of Directors of Company or their designees directing Employee to perform services consistent with Employee's position with Employer, which refusal is not cured by Employee within twenty (20) days of Employee's receipt of written notice thereof from Employer (provided, however, that if such breach cannot be cured within twenty (20) days and Employee commences the cure thereof and diligently pursues the same, such failure shall not constitute “cause” unless such breach is not cured in its entirety within thirty (30) days of Employee’s receipt of the written notice of breach).

(c)  Employee's dishonesty, including embezzlement or misappropriation of funds; or

(d) Employee's use of illegal drugs; or

(e)  Employee's use of alcohol that impairs Employee's ability to perform Employee's duties for Employer; or

(f)  Employee’s material breach of any other obligation of Employee (i.e., obligations other than those referenced in Sections 1.2 (a)-(e) above), which remains uncured for more than twenty (20) days after written notice thereof by Employer to Employee.

1.3 “Change in Control” shall be deemed to mean the first of the following events to occur after the Effective Date:

(a)   any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) together with its affiliates, but excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plans of the Company or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (individually a “Person” and collectively, “Persons”), is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities (not including the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates); or

(b)  the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)  the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 30% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(d)  the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(e) Alfred R. Kahn is not the Chairman and CEO and a majority of the Directors of 4Kids do not consist of individuals recommended or approved by Alfred R. Kahn; or

(f)   the occurrence of any transaction or series of transaction deemed by the Board or the Plan Administrator to constitute a change in control of the Company under this Section 1.4.

1.4 “Code” means the Internal Revenue Code of 1986, as amended.

1.5 “Disability” means a physical or mental condition entitling the Eligible Employee to benefits under the applicable long-term disability plan of the Company or any its subsidiaries, or if no such plan exists, a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or as determined by the Company in accordance with applicable laws.

1.6   “Effective Date” shall mean October 14, 2009.

1.7  “Good Reason” means, the resignation of Employee within sixty (60) days after the occurrence of any of the following events without such Employee’s express written consent:

(i) a reduction in Employee’s annual base salary to less than $600,000 per annum; or

(ii) a material reduction in or material change of Employee’s duties as compared with Employee’s duties immediately prior to the Change of Control transaction; or

(iii) a requirement by Company (or any successor) that Employee relocate his or her principal office to a facility which is more than twenty miles from his or her principal office immediately prior to the Closing; or

(iv) a breach by Company or Employer of any term or condition in Employee’s Employment Agreement then in effect, which is not cured within twenty (20) days after receipt by Employer of a written notice of breach sent by Employee.

1.8 “Severance Benefit” shall mean the applicable Severance Benefit set forth in Section 2.1 below.

1.8   “Subsidiaries” means 4Kids Entertainment Licensing, Inc., (formerly known as Leisure Concepts, Inc.), 4Kids Productions, Inc., 4Kids Entertainment International, Ltd.

(formerly known as LCI U.K. Limited), 4Kids Entertainment Home Video, Inc., 4Kids Ad Sales, Inc., 4Kids Entertainment Music, Inc., 4Kids Technology, Inc., 4Sight Licensing Solutions, Inc., 4Kids Digital Games, Inc., 4Kids Websites, Inc., TC Digital Games LLC and TC Websites LLC, (two Delaware limited liability companies in which 4Kids’ wholly-owned subsidiaries own a 55% interest).

1.9  “Triggering Event” means:

(i) the termination of Employee’s employment by Company or Employer, or any successor of Company or Employer, without Cause; or

(ii) the resignation of Employee as an employee of Company or Employer, or any successor of Company or Employer, for Good Reason.

II. SEVERANCE BENEFIT.

2.1 Severance Benefit. (a) (i) In the event that Company or Employer enters into an agreement prior to December 31, 2009 for the sale of the business of Company, which agreement if consummated would result in a "Change of Control" and the closing of the transaction constituting the Change of Control occurs after December 31, 2009 but prior to April 1, 2010, Employee may, within three (3) months after the occurrence of the Change of Control, voluntarily terminate his employment in which case Employee shall be entitled to receive a Severance Benefit equal to 2 times his average annual compensation (including bonuses) paid by Employer during the three (3) calendar years prior to the Change of Control.

(ii) In the event that Company or Employer enters into an agreement prior to December 31, 2009 for the sale of the business of Company, which agreement if consummated would result in a "Change of Control" and the closing of the transaction constituting the Change of Control occurs after December 31, 2009 but prior to April 1, 2010, and there occurs a Triggering Event on or after January 1, 2010 but prior to the expiration of the three (3) month period during which Employee has the right to voluntarily terminate his employment as is provided in Section 2.1 (a) (i) above, Employee shall be entitled to receive a Severance Benefit equal to 2.99 times his average annual compensation (including bonuses) paid by Employer during the three (3) calendar years prior to the Change of Control.

(b) In the event that a Triggering Event occurs in circumstances other than those set forth in Section 2.1 (a) (ii), Company or Employer, or any successor of Company or Employer, shall pay Employee a Severance Benefit equal to One Million Dollars ($1,000,000).  The foregoing Severance Benefit shall be in addition to the Employer's obligation to pay Employee an amount equal to any accrued salary, bonus and vacation pay due Employee as of the date of termination of Employee's employment.

(c) Notwithstanding anything herein to the contrary, it is the agreement of the parties that the amount of payments or other benefits accruing to Employee upon a

Change of Control (whether pursuant to this Agreement or any other agreements between Employee and Employer and/or Employer’s affiliates to which Employee is a party or beneficiary) which are taken into account for purposes of determining the application of the excise tax pursuant to Section 280G of the Internal Revenue Code (collectively "Section 280G Compensation") shall not exceed the maximum amount of Section 280G Compensation which Employee may receive without Employee becoming subject to the excise tax under Section 280G of the Internal Revenue Code ("Code"). In the event that the aggregate amount of the Section 280G Compensation accruing to Employee upon a Change of Control (whether pursuant to this Agreement or any other agreements between Employee and Employer and/or Employer’s affiliates to which Employee is a party or beneficiary) would result in Employee becoming subject to the excise tax under Section 280G of the Code, the parties agree that Employee’s payments pursuant to this Paragraph 10(f)(i) shall be reduced by an amount which will result in Employee receiving the maximum amount of Section 280G Compensation without Employee becoming subject to the excise tax under Section 280G of the Code.

2.2 Payment of the Severance Benefit.  (a)  Except as provided in Sections 2.2. (b) - 2.2 (d) below, all payments of the Severance Benefit to Employee shall be made in a lump sum payment in cash, paid in accordance with applicable law, by no later than ten (10) days after Employee’s exercise of his Section 2.1 (a) (i) right of termination or the Triggering Event, as the case may be.

(b) Notwithstanding anything in this Agreement to the contrary, any payment to be made by Employer to Employee pursuant to this Agreement that is subject to the requirements of Section 409A of the Code, as amended, and any regulations or other guidance issued thereunder (“Section 409A”), may only be made in a manner permitted by Section 409A of the Code.  To the extent that any payment to Employee under this Agreement is deemed to be subject to the requirements of Section 409A of the Code, this Agreement will be administered in compliance with the applicable requirements of Section 409A of the Code and its corresponding regulations and related guidance with respect to the subject payment. For the avoidance of doubt, to the extent, but only to the extent, necessary to comply with Section 409A(a)(2)(B) of the Code, any payment required under this Agreement shall be made not earlier than six months and one (1) day after the date of the Triggering Event.

(c)  Notwithstanding anything herein to the contrary, if Employee is a “specified employee” within the meaning of Section 409A, then during the first six (6) months after the Triggering Event, Employee shall be paid only the portion, if any, of such severance payment that will not subject Employee to additional taxes and interest under Section 409A, and the amount of severance not paid will accrue and be paid in a lump sum payment on the day that is six (6) months and one (1) day after such Triggering Event.

(d)  Notwithstanding anything in this Agreement to the contrary, in the event that Employer or Employee reasonably determine that amendments to this Agreement are necessary or appropriate in order to comply with Section 409A, including amendments necessary to ensure that such payments will not be subject to Section 409A, Employer and Employee shall negotiate in good faith to amend the Agreement on a prospective or retroactive basis, in a manner that is mutually satisfactory to the parties.

2.3 Withholding Taxes. Employer shall be entitled to deduct from each payment hereunder, all deductions as may be required by law, including, without limitation, deductions for federal, state and local income taxes and FICA.

III. MEDICAL BENEFITS

3.1 Medical Benefits.   If Employee elects to voluntarily terminate his employment as permitted pursuant to Section 2.1 (a) (i) above or upon the occurrence of a Triggering Event, Employer shall continue to provide Employee with health insurance coverage for Employee (including health insurance coverage for such Employee’s spouse and dependents if such spouse and dependents were covered by Employer's health insurance coverage as of the date of such voluntary termination or the Triggering Event) for the Medical Coverage Period (as defined below) with Employee being deemed to be a continuing employee of Employer during such Medical Coverage Period for purposes of qualification for coverage under Employer’s health insurance coverage. Upon expiration of said Medical Coverage Period, Employee shall be eligible to continue Employee's health insurance coverage pursuant to COBRA. For purposes of this Agreement, the Medical Coverage Period shall be defined as eighteen (18) months. In the event that Employer cannot continue to provide Employee with health insurance coverage due to the terms of the Employer’s health insurance plan, Employer shall reimburse Employee for the cost of health insurance coverage (whether such coverage is provided pursuant to COBRA or otherwise) for the Medical Coverage Period.

3.2  Premiums   Employer shall pay the same percentage of the premiums for such health insurance coverage for Employee (including health insurance coverage for such Employee’s spouse and dependents if such spouse and dependents were covered by Employer' s health insurance coverage as of the date of the Triggering Event) as Employer is paying for its other employees during the applicable policy period during which health insurance coverage is continuing to be provided to Employee (and spouse and dependents, if applicable).

3.3. Limitation on Medical Benefits. In the event that Employee obtains new employment during the Medical Coverage Period and is eligible to receive health insurance coverage as part of such new employment, Employee shall notify the Company in writing of the same. The obligation of the Company to provide Employee with health insurance coverage provided for in Section III of this Agreement shall terminate as of the first day that Employee either has enrolled in such health insurance plan of the new employer or is eligible to be enrolled in such health insurance plan of the new employer.

3.4 Limitation on Other Benefits.  For the avoidance of doubt, after the Triggering Event, Employer shall not be obliged to provide Employee with any other employee benefits, including, without limitation, life insurance coverage, dental insurance coverage, and 401(k) plan participation during said Medical Coverage Period.

IV. INCENTIVE COMPENSATION

4.1 Vesting.  Upon the occurrence of a Triggering Event, Employee shall be fully vested in all stock options, restricted stock, stock appreciation rights and/or any other incentive stock compensation granted to the Employee prior to the Triggering Event. Employee shall be required to exercise such stock options or sell such restricted stock in accordance with the terms and conditions of the applicable incentive compensation plan pursuant to which such incentive compensation was issued to Employee.

V. AMENDMENT AND/OR TERMINATION OF THE AGREEMENT.

5.1 Administrator.  (a) The Compensation Committee of the Board (“Compensation Committee”) will be the Administrator of this Agreement. The Compensation Committee shall have the right to delegate to any person, committee or entity any of its power or duties under the Agreement. The Administrator shall administer the Agreement and may interpret the Agreement, prescribe, amend and rescind rules and regulations under the Agreement and make all other determinations necessary or advisable for the administration of the Agreement, subject to all of the provisions of the Agreement and applicable law.

(b) The Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

(c) The Administrator is empowered to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Agreement. The functions of any such persons engaged by the Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Agreement. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Agreement. All reasonable expenses thereof shall be borne by the Company.

5.2 Loss of Eligibility. (a) Notwithstanding anything herein to the contrary, Employee shall not be eligible for the Severance Benefit and medical benefit set forth in Sections II and III above in any of the following circumstances:

i.  Employee voluntarily resigns, unless Employee resigns pursuant to Section 2.1 (a)(i) above or for Good Reason; or

ii. Employee is terminated for Cause; or

iii.   Employee’s employment is terminated prior to the Triggering Event due to the death or disability of the Employee.

5.3 Separation Agreement and General Release. In the event that Employee is terminated without Cause in circumstances other than those set forth in Section 2.1 (a)

(ii), Employee and Employer shall execute and deliver a Separation Agreement and General Release (“SAGR”) substantially in the form of the SAGR used by Employer in 2009 prior to any Change of Control. In the event that Employee is eligible to receive a Severance Benefit pursuant to Section 2.1 (a) (i) or Section 2.1 (a) (ii) above, Employee shall execute and deliver an agreement containing a release of claims, confidentiality provision and non-disparagement provision substantially in the form of the comparable provisions set forth in the SAGR used by Employer in 2009 prior to any Change of Control. Neither the termination of Employee’s employment nor the execution of any SAGR or other agreement contemplated in this Section 5.3 shall affect Employee’s rights pursuant to any indemnification agreement with the Company or its subsidiaries or any directors and officers liability insurance policy applicable to Employee.

VI.  CONFLICT BETWEEN THIS AGREEMENT AND EMPLOYEE’S EMPLOYMENT AGREEMENT

6.1 Employment Agreement.   (a) In the event that Employee has an employment agreement ("Employment Agreement") with Company and/or any Subsidiaries which is in effect and which provides for Employee to receive a monetary benefit on the occurrence of a Change of Control which monetary benefit is greater than the amount of the Severance Benefit payable hereunder pursuant to Section II of this Agreement , Company, Employer and Employee agree that Employee shall receive the greater monetary benefit payable to Employee after a Change of Control pursuant to Employee's Employment Agreement.

(b)  In the event that Company, Employer and Employee do not agree on whether the Severance Benefit pursuant to this Agreement is greater than the monetary benefit payable to Employee pursuant to Employee's Employment Agreement, the decision of Employee as to whether to receive the monetary benefit payable to Employee pursuant to Employee's Employment Agreement or the Severance Benefit shall be binding on Company and Employer.

(d)  Company, Employer and Employee agree that even if Employee has an Employment Agreement pursuant to which Employee has elected to receive the greater monetary benefit upon the occurrence of a Triggering Event than the Severance Benefit provided for herein, Employee shall, nevertheless, have the right to utilize the benefits of Section IX of this Agreement for purposes of enforcing Employee's rights whether pursuant to Employee's Employment Agreement or pursuant to this Agreement. Employee’s election to receive the monetary benefit upon the occurrence of a Change of Control pursuant to the Employment Agreement shall not prevent Employee from receiving any other benefits pursuant to this Agreement, including, without limitation, the medical benefit set forth in Section III and the incentive compensation vesting benefit set forth in Section IV. For the avoidance of doubt, Employee shall have the right to elect whether to receive the Severance Benefit pursuant to this Agreement or the monetary benefits upon a Change of Control pursuant to the Employment Agreement but shall not have the right to receive both the Severance Benefit and the monetary benefit upon the occurrence of a Change of Control pursuant to the Employment Agreement.

(e)  In the event that there is a conflict between the definition of a "Change of Control" pursuant to this Agreement and the definition of a "change of control" pursuant to Employee's Employment Agreement such that a "Change of Control" shall be deemed to have occurred pursuant to this Agreement but a "change of control" shall not be deemed to have occurred pursuant to the Employment Agreement, Company, Employer and Employee agree that Employee shall have the right, by delivery of a written notice to Company and Employer, to declare that a Change of Control has occurred for purposes of both this Agreement and the Employment Agreement. Upon the delivery by Employee of such written notice, Employee shall have the right to avail himself or herself of the benefits pursuant to the Employment Agreement and/or this Agreement in accordance with the provisions of this Section VI.

VII. SUCCESSORS.

7.1 Successors and Assigns (a) Company shall cause any successor to Company as a result of a Change of Control to expressly assume the obligations of Company and Employer under this Agreement and to perform the obligations under this Agreement in the same manner and to the same extent that Company and Employer would be required to perform such obligations if no such Change of Control succession had taken place.

(b)  This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties, including Employee. If an Employee shall die after any Triggering Event, all accrued but unpaid amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executor, personal representative or administrators of the Employee’s estate.

(c)  Company hereby unconditionally guarantees the performance by Employer of its duties and obligations to Employee whether pursuant to Employee's Employment Agreement or pursuant to this Agreement.

VIII. LEGAL EXPENSES.

8.1 Legal Expenses.  (a) In the event that any dispute arises under this Agreement with respect to the Severance Benefit, Company and Employer will pay or reimburse Employee all legal fees and expenses incurred by Employee in seeking to obtain or enforce said Severance Benefit.

(b) In the event that any dispute arises between Company and/or Employer, on the one hand, and Employee, on the other hand, with regard to amounts payable to Employee pursuant to Employee's Employment Agreement (whether arising under the Employment Agreement or arising under the application of this Agreement and the provisions thereof to amounts payable to Employee), Company and Employer will pay or reimburse Employee all legal fees and expenses incurred by Employee in seeking to obtain or enforce the provisions of Employee's Employment Agreement (whether arising under the Employment Agreement or arising under the application of this Agreement and the provisions thereof to amounts payable to Employee).

(c) Company and Employer shall be required to pay or provide such reimbursement to Employee pursuant to this Section VIII within thirty (30) days following the submission by Employee of invoices for such legal fees and expenses.

(d)  Notwithstanding anything herein to the contrary, Employee shall not be required to reimburse Employer pursuant to this Section VIII for an amount in excess of the Severance Benefit.

IX.   NOTICES.

9.1 Notices.  Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person, sent by overnight courier (e.g. Federal Express), telefaxed or emailed with a follow up copy by regular mail or sent by registered or certified mail, return receipt requested, in which case the notice shall be deemed effective on the date of deposit in the mails, postage prepaid, addressed to Employee at Employee's then current home address and, in the case of Company, addressed to Company at its offices located at the address set forth above.  Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms hereof.

X. MISCELLANEOUS.

10.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within New York.

10.2 Modification. This Agreement may not be amended, modified, canceled, discharged, extended or changed except by an agreement in writing signed by the party against whom enforcement of any such amendment, modification, cancellation, discharge, extension or change is sought.

10.3 Section Headings. Section headings contained in this Agreement are for convenience of reference only and shall not be considered a part of this Agreement.

10.4 Enforceability. If any provision or if any part of any provision of this Agreement is found to be unenforceable, illegal or contrary to public policy by a court of competent jurisdiction, the parties agree that this Agreement shall remain in full force and effect except for such provision or part of any such provision held to be unenforceable.

10.5 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.

10.6 Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

10.7 No Implied Right to Employment.  Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company to have Employee remain in the employment of Employer prior to or following any Change in Control.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

4KIDS ENTERTAINMENT, INC.,

on behalf of itself and its Subsidiaries

By: /s/ Alfred R. Kahn

4KIDS ENTERTAINMENT LICENSING, INC.,

(“EMPLOYER”)

By: /s/ Alfred R. Kahn

Agreed to and Accepted:

/s/ Samuel R. Newborn

Samuel R. Newborn